UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

Commission File Number 000-51160

MOBIQUITY TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization)

35 Torrington Lane, Shoreham, NY 11786

(Address of principal executive offices)

516-246-9422

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 20, 2018, the Company announced the appointment to the Board of three new members effective January 2, 2019. These members are listed below.

Anthony Iacovone has long been a leading visionary in the area of mobile marketing and advertising technology.  He conceptualized the Augme Mobile strategy in the early days pre-smart phones, and later became co-founder and CEO of AdTheorent Inc. More recently, Anthony spun off Barometric, an advertising identity graph and audience insights company, recently acquired by the Claritas Corporation. "I am confident in the strategic vision that Mobiquity has," said Anthony. "Excited to be a part of this distinguished group of experts and leverage my experience leading programmatic media and machine learning companies."

Dr. Gene Salkind, M.D., a prominent neuro surgeon, professor, and tech investor, with experience guiding small and micro-cap companies to the next level, including up-listing to a national exchange . Previous investments include Intuitive Surgical, Pharmalytics (acquired by Abbvie for $250 per share after growing from less than $1/share), and Centocor, one of the nation's largest biotechnology companies, which was acquired by Johnson & Johnson for $4.9 billion in stock.  In addition to managing a University of Pennsylvania affiliated private practice, he is also Chief of Neurosurgery at Holy Redeemer Hospital and continues actively seeing patients.

Deep Katyal, is the CEO of Advangelists.  Following the recent merger between Mobiquity Technologies and Advangelists, Deep joins the Mobiquity board to provide advanced product and engineering knowledge. An ad tech veteran who built the Advangelists platform, Deep maintains his role of advancing the integration of the Advangelists platform across the entire suite of Mobiquity Technologies capabilities and partnerships.

Item 7.01.	Regulation FD Disclosure

On December 20, 2018, the Company issued a press release, a copy of which is appended hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 20, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 20, 2018	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Name: Dean L. Julia
Title: Chief Executive Officer

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